UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2005

Knology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1241 O.G.Skinner Drive, West Point, Georgia		31833
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	706-645-8752

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03. Material Modifications to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2005, Knology, Inc. (the "Company") filed a Certificate of Designation (the "Certificate") authorizing 3,000,000 shares of a newly created series of preferred stock, the Series AA Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"). On the same date, the Company issued 920,000 shares of the Preferred Stock in a private offering to certain new and existing investors (the "Purchasers").

The Preferred Stock has the following rights, preferences and privileges:
Dividends. Dividends will accrue on the Preferred Stock at a rate of 8% per annum and are payable in cash or in-kind, as determined by the Company’s board of directors. So long as any shares of Preferred Stock are outstanding, no dividends or distributions may be declared with respect to any security ranking junior to the Preferred Stock in the event of a liquidation of the Company ("Junior Securities"), including the Company’s common stock, par value $0.01 per share (the "Common Stock"). Further, holders of Preferred Stock shall have the right to participate, prior to and in preference of holders of Common Stock, in dividends and distributions declared with respect to the Common Stock on an as-converted basis.

Liquidation. Upon a liquidation of the Company, the holders of the Preferred Stock will be entitled to receive, prior to any distribution with respect to any Junior Securities, including the Common Stock, an amount in cash equal to $10.00 per share plus any accrued and unpaid dividends thereon (the "Liquidation Value").

Redemption. The Company will have the right to redeem the outstanding shares of Preferred Stock, in whole or in part, on or after December 31, 2011 at a redemption price per share equal to the then-current Liquidation Value. The Company will be required to make an offer to redeem all the outstanding shares of Preferred Stock on the earlier of December 31, 2011 or a "Change in Control" of the Company, as defined in the Certificate, a redemption price per share equal to the then-current Liquidation Value.

Conversion. The shares of Preferred Stock are convertible into shares of the Common Stock at any time at the option of the holder and automatically upon the earlier of (1) the date on which the volume weighted average sales price of the Common Stock has exceeded $8.00 per share for 20 consecutive trading days, and (2) the election of the holders of a majority of the outstanding Preferred Stock, including a majority of the shares held by the Purchasers. Each share of Preferred Stock is convertible into a number of shares of Common Stock equal to the quotient of the Liquidation Value of the Preferred Stock divided by $2.00, subject to proportional anti-dilution adjustments for stock dividends, stock splits and similar transactions affecting the Common Stock as well as "institutional weighted average" adjustments for issuances of Common Stock and Common Stock equivalents at less than the then-current conversion price.

The foregoing summary description of the terms of the Preferred Stock is subject to and qualified in its entirety by the Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Exhibit Description
3.1 Certificate of Designations of Powers, Preferences, Rights,
Qualifications,Limitations and Restrictions of Series AA Convertible Preferred Stock of Knology, Inc., effective May 26, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

May 27, 2005	By:	Chad S. Wachter

Name: Chad S. Wachter
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3..1	Certificate of Designation